September 24, 1996



Magellan Health Services, Inc.
3414 Peachtree Road, N.E.
Suite 1400
Atlanta, Georgia  30326

         Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

         I have acted as counsel for Magellan Health Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) 2,600,000 shares of Company Common Stock, $.25 per value per share, (the "Shares") to be offered from time to time pursuant to the Magellan Health Services, Inc. 1996 Stock Option Plan, the Magellan Health Services, Inc. 1996 Directors' Stock Option Plan and the Magellan Health Services, Inc. 1997 Employee Stock Purchase Plan (collectively, the "Plans"); and (ii) an indeterminate amount of interests (the "Interests") in the Magellan Health Services, Inc. 1997 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") to be offered from time to time thereunder.

         As counsel, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies. As to certificates of public officials, I have assumed the same to have been properly given and to be accurate.



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Magellan Health Services, Inc.
September 24, 1996
Page 2



         Based upon the foregoing, I am of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plans, will be validly issued, fully paid and non-assessable and (ii) that the Employee Stock Purchase Plan confers legal Interests upon employees participating in that Plan to the extent and upon the terms and conditions described therein.

                                       Very truly yours,



                                       /s/  Steve J Davis
                                       ----------------------------------------
                                       Steve J. Davis
                                       Executive Vice President - Administrative
                                       Services and General Counsel


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